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              CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption
"General Information - Independent Auditors" in the
Statement of Additional Information in this Registration
Statement (Form N-1A 33-18647) of Alliance Variable Products
Series Fund, Inc.

We also consent to the use of our report dated February 6, 1995 and to the references to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" included in the Registration Statement of Alliance Variable Products Series Fund, Inc. filed May 1, 1995 which is incorporated by reference in this Registration Statement.

                                  ERNST & YOUNG LLP


New York, New York
October 12, 1995
































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